             -------------------------------------------------------

                      AMENDMENT NO. 1 TO EXCHANGE AGREEMENT

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                                  BY AND AMONG

                       SPORTING MAGIC, INC., BUDDY YOUNG,

               NEXT, INC., DANNY F. COOKE, WILLIAM B. HENSLEY AND

              THE WILLIAM B. III AND CINDY S. HENSLEY LIVING TRUST

                                JANUARY 18, 2002

                      AMENDMENT NO. 1 TO EXCHANGE AGREEMENT

            THIS AMENDMENT NO. 1 TO THE EXCHANGE AGREEMENT (this "AMENDMENT") is entered  into as of January 18,  2002,  by and among  Sporting  Magic,  Inc.,  a
Delaware corporation  ("SPORTING MAGIC"); Buddy Young, the principal stockholder of Sporting Magic ("YOUNG");  Next, Inc., a Delaware corporation  ("NEXT");  and
Danny F. Cooke,  William B. Hensley, and The William B. III and Cindy S. Hensley
Living trust, the sole stockholders of Next (together, the "NEXT STOCKHOLDERS").
Capitalized  terms used herein and not otherwise defined shall have the meanings ascribed to them in the Exchange Agreement (as defined below).

                              W I T N E S S E T H :

            WHEREAS,  Sporting Magic,  Young, Next and the Next Stockholders are
parties to that certain Exchange Agreement dated as of December 21, 2001, a copy of which is  attached  hereto  as  Exhibit  A (the  "EXCHANGE  AGREEMENT");  and

            WHEREAS,  the parties hereto wish to amend the Exchange Agreement as set forth below.

            NOW,  THEREFORE,  in  consideration  of the  premises and the mutual covenants and agreements herein contained,  the parties do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I
                               EXCHANGE OF SHARES

            1.2         THE EXCHANGE.

            Sections 1.2(a) and (b) of the Exchange Agreement are hereby deleted in their entirety and replaced with the following:

                        (a) the Next Stockholders  shall irrevocably  assign and
transfer  to  Sporting  Magic  all of the  outstanding  common  equity  of Next, consisting of 6,000,000 shares of common stock, $0.0001 par value per share (the
"NEXT COMMON STOCK");

                        (b) Sporting Magic shall issue to the Next Stockholders,
pro rata,  6,000,000  shares of  Sporting  Magic  Common  Stock as  outlined  in
Schedule 1.2 (the "EXCHANGE CONSIDERATION")

            1.5         YOUNG NON-COMPETE.

            Section  1.5 of the  Exchange  Agreement  is hereby  deleted  in its entirety and replaced with the following:

                                       1

            As  of  the  Closing  Date,   Sporting  Magic  shall  enter  into  a
non-compete  agreement with Young,  in the form attached  hereto as Schedule 1.5
(the "YOUNG  NON-COMPETITION  AGREEMENT"),  in exchange for which Sporting Magic shall (i) cause Next to issue to Young 300,000  shares of Next  Preferred  Stock
(as defined in Section 3.5 hereof) at the Closing and (ii) assume the obligation to pay to Young  $350,000.  As of the date  hereof,  Young has already  received
$25,000 of this consideration and Young shall receive an additional  $100,000 no later than 72 hours prior to the scheduled Closing Date. Young shall receive the remaining  $225,000 on or before the date that is 90 days  following the Closing
Date.

                                   ARTICLE III
                       NEXT REPRESENTATIONS AND WARRANTIES

3.5         CAPITALIZATION.

            Section  3.5(a) of the Exchange  Agreement is hereby  deleted in its entirety and replaced with the following:

            (a) The  authorized  capital  stock  of Next  consists  entirely  of
50,000,000  shares of common stock,  $0.0001 par value per share, and 10,000,000 shares of  preferred  stock,  of which  6,000,000  shares  of  common  stock and
7,000,000 shares of Series A preferred  stock,  $0.0001 par value per share (the
"NEXT PREFERRED STOCK"), are issued and outstanding.  All the outstanding shares of Next Common  Stock and Next  Preferred  Stock have been duly  authorized  and validly  issued,  and are fully paid and  non-assessable.  Next does not own the capital  stock of any other  entity other than Next  Marketing  Inc., a Delaware corporation,  and Blue Sky Graphics, Inc., a Delaware corporation, as to each of which Next owns all of the capital stock.

                                    ARTICLE V
                                 NEXT COVENANTS

            Section  5.1 of the  Exchange  Agreement  is hereby  deleted  in its entirety and replaced with the following:

            5.1 No  dividend  shall be  declared  or paid by other  distribution
(whether  in cash,  stock,  property  or any  combination  thereof)  or  payment declared or made in respect to Next Common Stock or Next  Preferred  Stock,  nor shall Next  purchase,  acquire or redeem or split,  combine  or  reclassify  any shares of its capital stock unless prior to the record date for such dividend or the effective date of such split, combination or reclassification, it tenders to
Sporting  Magic  its  agreement  to amend  this  Agreement  so as to  effect  an appropriate  adjustment  in the number of shares  deliverable  upon the  Closing
Date.

                                   ARTICLE XI
                              POST-CLOSING MATTERS

            The following  additional Section 11.3 is hereby inserted at the end of Article XI of the Exchange Agreement:

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            11.3 As soon as  practicable  following the Closing,  Sporting Magic shall  adopt and  approve a  certificate  of  designation  creating  a series of preferred stock designated "Series A Preferred Stock," substantially in the form attached hereto as Schedule 11.3.  Immediately upon the creation and approval of this Sporting Magic Series A Preferred  Stock,  each  outstanding  share of Next
Preferred  Stock shall  automatically  convert into one share of Sporting  Magic
Series A Preferred Stock.

                            [Signature Page Follows]

                                       3

            IN  WITNESS  WHEREOF,  this  Amendment  has been duly  executed  and delivered by the duly  authorized  officers of the parties hereto as of the date first herein above written.

                                  SPORTING MAGIC, INC.

                                  By: /S/ BUDDY YOUNG
                                      ----------------------------------------
                                       Buddy Young, President & CEO

                                  /S/ BUDDY YOUNG
                                  --------------------------------------------
                                  Buddy Young

                                  NEXT, INC.

                                  By: /S/ DANNY F. COOKE
                                      ----------------------------------------
                                       Danny F. Cooke, Chairman

                                  THE WILLIAM B. III AND CINDY S. HENSLEY
                                  LIVING TRUST

                                  By: /S/ WILLIAM B. HENSLEY
                                      ----------------------------------------
                                       Name:  William B. Hensley
                                       Title:    Trustee

                                  /S/ DANNY F. COOKE
                                  --------------------------------------------
                                  Danny F. Cooke

                                  /S/ WILLIAM B. HENSLEY
                                  --------------------------------------------
                                  William B. Hensley

                                       4

                                                                   SCHEDULE 11.3
                           CERTIFICATE OF DESIGNATION

                           OF SERIES A PREFERRED STOCK

                                       OF

                              SPORTING MAGIC, INC.
                     --------------------------------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                     --------------------------------------

            I, the  undersigned,  being the  President of Sporting  Magic,  Inc.
("CORPORATION"), hereby certify in accordance with the provisions of Section 151 of the  General  Corporation  Law of the  State of  Delaware  that the  Board of
Directors of the  Corporation  duly adopted the following  resolution on January
___, 2002:

            RESOLVED,  that pursuant to the authority  expressly  granted to and vested in the Board of Directors of the  Corporation  by the  provisions  of the
Corporation's  Certificate  of  Incorporation,  this Board of  Directors  hereby creates,  from the 10,000,000  shares of preferred stock,  $0.0001 par value per share  (the  "PREFERRED  STOCK"),  of the  Corporation  authorized  to be issued pursuant to the  Certificate of  Incorporation,  a series of the Preferred Stock having the following terms and designations:

            Section 1. DESIGNATION AND AMOUNT.  The shares of such series having a par value of $0.0001  per share  shall be  designated  as "Series A  Preferred
Stock" (the  "SERIES A PREFERRED  STOCK") and the number of shares  constituting such series shall be 9,500,000. The relative rights, preferences and limitations of the Series A Preferred  Stock shall be in all respects  identical,  share for share,  to the Common Stock of the  Corporation,  except as  otherwise  provided herein.

            Section  2.  DIVIDENDS.  Except  in the case of  distributions  in a liquidation,  dissolution  or winding up of the  affairs of the  Corporation  as provided for in Section 5 below, the holders of each share of Series A Preferred
Stock shall be entitled to receive  dividends,  out of assets legally available, at the rate of $0.10  per share  per  annum  payable  solely in shares of Common
Stock (in an amount  equal to $0.10  divided by the Fair Market  Value  (defined below) of the Common Stock).  Dividends of the Series A Preferred Stock shall be fully  cumulative  and  shall  accrue,  without  interest,  from the date of the original  issuance  of the  Series A  Preferred  Stock,  and  shall  be  payable quarterly,  when and as declared by the Board of Directors on March 31, June 30,
September 30 and December 31 of each year,  commencing March 31, 2002, except if such date is not a business day then such dividend shall be payable on the first immediately  succeeding  business day (as used herein,  the term  "business day"
shall  mean  any  day  except  a  Saturday,  Sunday  or  day  on  which  banking institutions are legally authorized to close in the City of New York). Each such dividend  shall be paid to the holders of record of shares of Series A Preferred
Stock as they  appear on the stock  register of the  Corporation  on such record date, not exceeding 30 days preceding the payment thereof,  as shall be fixed by the Board of Directors of the  Corporation.  Dividends on account of arrears for any  past  dividend  periods  may be  declared  and

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paid at any time,  without  reference to any regular  dividend  payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof,  as may be fixed by the  Board of  Directors  of the  Corporation.  For purposes of this Section 2, "FAIR MARKET VALUE" on any day shall mean (a) if the
Common  Stock is  listed  or  admitted  for  trading  on a  national  securities exchange,  the reported  last sales price or, if no such reported sale occurs on such day,  the average of the closing bid and asked  prices on such day, in each case on the principal national  securities exchange on which the Common Stock is listed or admitted to trading, (b) if the Common Stock is not listed or admitted to trading on any national securities  exchange,  the average of the closing bid and asked  prices in the  over-the-counter  market  on such day as  reported  by
NASDAQ or any comparable  system or, if not so reported,  as reported by any New
York Stock Exchange  member firm selected by the Corporation for such purpose or
(c) if no such  quotations are available on such day, the fair market value of a share of Common  Stock on such day as  determined  in good faith by the Board of
Directors of the Corporation.

            Section  3.  VOTING  RIGHTS.  Except as  otherwise  provided  by the
General  Corporation Law of the State of Delaware,  the Series A Preferred Stock
and the Common Stock of the Corporation shall vote as one class, with the holder of each  share of Series A  Preferred  Stock  entitled  to one vote per share of
Series A Preferred Stock.

            Section 4. REACQUIRED  SHARES.  Any shares of the Series A Preferred
Stock  redeemed or  purchased or otherwise  acquired by the  Corporation  in any manner whatsoever shall be retired and cancelled  promptly after the acquisition thereof.  All such shares shall upon their  cancellation  become  authorized but unissued  shares  of  Preferred  Stock,  unless  otherwise  provided  for in the
Certificate of Incorporation of the Corporation,  and may be reissued as part of a new series of Preferred  Stock to be created by resolution or  resolutions  of the Board of Directors,  subject to the conditions or  restrictions  on issuance set forth herein.

            Section 5. LIQUIDATION, DISSOLUTION OR WINDING UP.

            (a)  Upon  the  liquidation,   dissolution  or  winding  up  of  the
Corporation,  no distribution  shall be made (i) to the holders of stock ranking junior (either as to dividends or upon  liquidation,  dissolution or winding up)
to the Series A Preferred Stock unless,  prior thereto,  the holders of Series A
Preferred Stock shall have received a liquidation  preference of $1.00 per share
(the "LIQUIDATION AMOUNT"), plus an amount equal to unpaid dividends thereon, if any, to the date of such  payment or (ii) to the  holders of stock  ranking on a parity (either as to dividends or upon  liquidation,  dissolution or winding up)
with the Series A Preferred  Stock,  except  distributions  made  ratably on the
Series A Preferred  Stock and all other such parity stock in  proportion  to the total  amounts to which the  holders of all such shares are  entitled  upon such liquidation,  dissolution or winding up. For purposes of this Certificate,  each of (1) the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation,  or (2) the  consolidation or merger of the Corporation with or into any other corporation, in which the stockholders of the Corporation  immediately prior to such event do not own a majority of the outstanding  shares of the surviving  corporation  or (3) the sale of securities pursuant  to a  registration  statement  filed  by  the  Corporation  under  the
Securities  Act of  1933,  as  amended,  in  connection  with the  initial  firm commitment  underwritten offering of its securities to the general public, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                                       2

            (b) In the event of a liquidation,  dissolution or winding up of the
Corporation  within the meaning of subsection (a) above, then in connection with each such  event the  Corporation  shall  send to the  holders  of the  Series A
Preferred Stock at least twenty days' prior written notice of the date when such event shall take place.

            (c) For purposes of this  Certificate  the term "junior stock" shall mean the Common Stock and any other class or series of shares of the Corporation hereafter  authorized  over which  Series A Preferred  Stock has  preference  or priority in the payment of  dividends  or in the  distribution  of assets on any liquidation, dissolution or winding up of the Corporation.

            (d)  Upon  any  liquidation,   dissolution  or  winding  up  of  the
Corporation,  and after full payment as provided for in Section 5(a) above,  the holders  of Series A  Preferred  Stock  shall  not be  entitled  to any  further participation in any distribution of assets by the Corporation.

             Section 6.  RESERVATION OF CASH.  Prior to the  consummation of any liquidation, dissolution or winding up as described in Section 5(a) hereof, each corporation,  including this  Corporation,  which may be required to deliver any cash to the holders of shares of the Series A Preferred  Stock shall assume,  by written  instrument  delivered to each transfer  agent of the Series A Preferred
Stock,  the obligation to deliver to such holder such cash which,  in accordance with the  provisions  of Section 5, such  holder may be  entitled  and each such corporation shall have furnished to each such transfer agent or person acting in a similar  capacity,  including the Corporation,  an opinion of counsel for such corporation,  stating that such assumption agreement is legal, valid and binding upon such corporation.

            Section 7. WAIVER.  Any right or privilege of the Series A Preferred
Stock may be waived  (either  generally or in a  particular  instance and either retroactively  or  prospectively)  by and  only by the  written  consent  of the holders of a majority of the Series A Preferred  Stock then  outstanding and any such waiver shall be binding upon each holder of Series A Preferred Stock.

            Section 8.   NOTICES OF CORPORATE ACTION. In the event of:

            (a) any taking by the  Corporation of a record of the holders of its
Common Stock for the purpose of determining the holders thereof who are entitled to  receive  any  dividend  or other  distribution,  or any right or  warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

            (b) any capital reorganization, reclassification or recapitalization of the  Corporation,  any  consolidation or merger involving the Corporation and any other  person  (other than a  consolidation  or merger  with a  wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing  corporation  and no change occurs in the Common  Stock),  or any transfer of all or  substantially  all of the assets of the  Corporation  to any other person; or

            (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then,  and in each such case, the  Corporation  shall cause to be mailed to each transfer agent for the shares of the Series A Preferred Stock and to the holders of record of the outstanding shares of the Series A Preferred Stock, at least 20 days (or 10 days in case of any event  specified  in

                                       3

clause (a) above) prior to the applicable  record or effective date  hereinafter specified,  a notice  stating  (i) the date or  expected  date on which any such record is to be taken for the purpose of such  dividend,  distribution  or right
or,  (ii)  the  date  or  expected  date  to  which  any  such   reorganization,
reclassification,    recapitalization,    consolidation,    merger,    transfer,
dissolution,  liquidation  or winding  up is to take place and the time,  if any such  time is to be  fixed,  as of which  the  holders  of  record  of  Series A
Preferred Stock shall be entitled to exchange their shares of Series A Preferred
Stock for the securities or other property deliverable upon such reorganization,
reclassification,    recapitalization,    consolidation,    merger,    transfer,
dissolution,  liquidation  or winding up, if any. The failure to give any notice required by this Section 8, or any defect therein, shall not affect the legality or validity of any such action requiring such notice.

            IN WITNESS  WHEREOF,  the Corporation has caused this Certificate to be duly executed on its behalf, as of this ___ day of January, 2002.

                                    SPORTING MAGIC, INC.

                                    By:
                                        -----------------------------------
                                            Name:
                                            Title: